For the six months ended October 31, 1998.
File number : 811-11785

                         SUB-ITEM 77-0

                           EXHIBITS

         Transactions Effected Pursuant to Rule 10f-3

I.

1.   Name of Issuer
     Amkor Technology, Inc.

2.   Date of Purchase
       5/1/98

3.   Number of Securities Purchased
       57,000

4.   Dollar Amount of Purchase
       $627,000

5.   Price Per Unit
       $11.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Salomon Smith Barney.

7.   Other members of the Underwriting Syndicate:

     BancAmerica Robertson Stephens
     Cowen & Company
     Prudential Securities Incorporated
II

1.   Name of Issuer
     SFX Entertainment

2.   Date of Purchase
      5/20/1998

3.   Number of Securities Purchased
       21,800

4.   Dollar Amount of Purchase
       $942,850

5.   Price Per Unit
       $43.25

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Merrill Lynch & Company


7.   Other members of the Underwriting Syndicate:
     Goldman, Sachs & Co.
     Prudential Securities Incorporated
     Bear, Sterns & Co., Inc.
     Cowen & Company
     Morgan Stanley Dean Witter
     Lehman Brothers

























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